                                                                     EXHIBIT 4.5


                         ESCROW AND CONTROL AGREEMENT
                         ----------------------------

          THIS ESCROW AND CONTROL AGREEMENT (this "Agreement"), dated as of May
                                                   ---------
19, 1999, is by and among HOLLYWOOD CASINO CORPORATION, a Delaware corporation (the "Company"), STATE STREET BANK AND TRUST COMPANY, a Massachusetts chartered
      -------
trust company, as the Trustee under the Indenture (as defined below) (the "Trustee"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts chartered
--------
trust company (in its capacity as escrow agent and securities intermediary, the "Escrow Agent" or "Securities Intermediary"). Capitalized terms used herein and
 ------------      -----------------------
not otherwise defined have the meanings assigned to them in the Indenture described below.

                                  WITNESSETH:

          WHEREAS, the Company, HWCC-Tunica, Inc., a Texas corporation, HWCC-Shreveport, Inc., a Louisiana corporation, and Trustee have entered into an Indenture dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "Indenture") pursuant to which the
                                           ---------
Company will issue up to $310,000,000 of its 11 1/4% Series A and Series B Senior Secured Notes due 2007 and up to $50,000,000 of its Floating Rate Series A and Series B Senior Secured Notes due 2006 (as amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the "Notes");
                   -----

          WHEREAS, the Company has agreed to place in escrow the Deposits (as defined below), to be held pursuant to the terms of this Agreement and the Indenture;

          WHEREAS, it is a condition precedent to the purchase of the Notes under the Indenture that the Deposits be delivered into escrow pursuant to this Agreement;

          WHEREAS, Securities Intermediary and the Company have entered into a customer agreement, a copy of which is attached hereto as Exhibit A (the
                                                          ---------
"Customer Agreement"), pursuant to which Securities Intermediary has established
-------------------
its securities account number 102449-020 in the name of Debtor (the "Account");
                                                                     -------

          WHEREAS, the Company has entered into a Security Agreement (as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement"), in which inter alia, the Company has granted to Trustee
-------------------
on behalf of the holders of the Notes a security interest in the Account and the financial assets and any free credit balance carried therein; and

          WHEREAS, the Company and the Securities Intermediary are entering into this Agreement to provide for the control of the Account and to perfect the security interest of the Trustee in the Account and the financial assets and any free credit balance carried therein as more fully described in the Security Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1.   Deposits; Interest
          ------------------

          1.1.  Deposits by the Company.  On the date hereof, the Company shall
                -----------------------
deliver to the Escrow Agent a portion of the net proceeds from the sale of the Notes consisting of $40,700,000 in immediately available funds (the "Deposits").
                                                                     --------

          1.2.  Interest.  Any interest or other profit resulting from the
                --------
Deposits shall become part of the Deposits and treated hereunder as though a part of the original Deposits.

     2.   Release of Deposits.
          -------------------

          The Escrow Agent shall hold the Deposits in escrow pursuant to this Agreement until authorized hereunder to deliver them as follows:

               (a)  Release to Facilitate Pratt Casino Corporation Acquisition.
                    ----------------------------------------------------------
     Except as set forth in Section 5 hereof, the Escrow Agent shall release the Deposits to the Company upon receipt of an opinion of counsel stating that all of the conditions for the release of the Deposits have been satisfied, together with an officer's certificate from the Company addressed to Escrow Agent and Trustee certifying that:

                    (i) the final order of the United States Bankruptcy Court has been approved providing for the Pratt Casino Corporation Acquisition;

                    (ii) all necessary approvals from Gaming Authorities for the consummation of the Pratt Casino Corporation Acquisition have been obtained;

                    (iii) substantially concurrently with the release of such Deposits, not less than $37,000,000 of the Deposits shall be loaned to Hollywood Casino-Aurora, and the Aurora Intercompany Note will be increased by an amount equal to such loan in connection with the Pratt Casino Corporation Acquisition, and the Company agrees to execute such documentation as Trustee shall reasonably require to ensure the continued priority and perfection of the security interests in the collateral securing the obligations under such Aurora Intercompany Note, as collaterally assigned to Trustee for the benefit of the holders of the Notes; and

                    (iv) HWCC-Aurora Management, Inc., Pratt Casino Corporation, and Pratt Management, L.P. will be designated as Restricted Subsidiaries pursuant to the Indenture (collectively, the "New Restricted Subsidiaries"), and that the Board of Directors of the
           ---------------------------
          Company has approved that, within five (5) Business Days following the consummation of the Pratt Casino Corporation Acquisition, and subject to the approval of the applicable Gaming Authorities, (A)(x) each New Restricted Subsidiary shall become a Guarantor and shall execute a supplemental indenture and deliver an opinion of counsel to the Trustee to such effect, and will grant a first priority security interest in substantially all of its assets to secure its obligations under its Guarantee, subject to Permitted Encumbrances set forth on Exhibit D hereto and (y) the Company shall pledge the Capital Stock of each New Restricted Subsidiary to the Trustee for the benefit of the holders of the Notes to secure the Company's obligations under the Notes, or (B) the New Restricted Subsidiaries will be dissolved, terminated or otherwise merged out of existence, with the Company or any other Restricted Subsidiary as the successor entity, and the Tunica Consulting Agreement and the Aurora Management Agreement will be terminated.

               (b)  Release to Facilitate Special Mandatory Redemption.
                    --------------------------------------------------
     Following receipt of written notice from the Trustee of the Special Mandatory Redemption and the redemption date therefor, the Escrow Agent shall release the Deposits to the Trustee for the purpose of the Special Mandatory Redemption.

     3.   Certain Additional Agreements.
          -----------------------------

          The Company and the Trustee shall, upon request by the Escrow Agent, execute and deliver to the Escrow Agent such additional written instructions and certificates hereunder as may be reasonably required by the Escrow Agent to give effect to the provisions of Sections 1 and 2 hereof.

     4.   The Account.  The Parties agree and represent that (a) the Account has
          -----------
     been established in the name of the Company as recited above, (b) the Account has no financial assets which are registered in the name of the Company, payable to its order, or specially endorsed to it, which have not been endorsed to Securities Intermediary or in blank, (c) the Customer Agreement, the security entitlements arising out of the financial assets carried in the Account and such free credit balance are valid and legally binding obligations of Securities Intermediary, and (d) except for the claims and interests of Trustee and of the Company in the Account, Securities Intermediary does not know of any claim to or interest in the Account or in any financial asset carried therein. Securities Intermediary will treat all property held by it in the Account as financial assets under
     Article 8 of the Uniform Commercial Code of the State of New York (the "Code").
      ----

     5.   No Withdrawals.
          --------------

          Securities Intermediary shall neither accept nor comply with any entitlement order from the Company withdrawing any financial assets from the Account nor deliver any such financial assets to the Company nor pay any free credit balance or other amount owing from Securities Intermediary to the Company with respect to the Account following a Notice of Exclusive Control (as defined below) from Trustee.

     6.   Priority of Lien.
          ----------------

          The Company hereby grants to the Trustee for the benefit of the holders of the Notes a security interest in the Account, all financial assets carried therein and any free credit balance therein. Securities Intermediary consents to such security interest. Securities Intermediary hereby confirms that the Account is a cash account and that it will not advance any margin or other credit to the Company therein, either directly or indirectly by executing purchase orders in excess of any credit balance or money market mutual funds held in the Account, executing sell orders on securities not held in the Account or by executing trades in instruments such as options and commodities contracts that create similar obligations, nor shall Securities Intermediary hypothecate any securities carried in the Account. Securities Intermediary hereby waives and releases all liens, encumbrances, claims and rights of setoff Securities Intermediary may have against the Account or any financial asset carried in the Account or any credit balance in the Account and agrees that, except for payment of its customary fees and commissions pursuant to the Customer Agreement, it will not assert any such lien, encumbrance, claim or right or the priority thereof against the Account or any financial asset carried in the Account or any credit balance in the Account. Securities Intermediary will not agree with any third party that Securities Intermediary will comply with entitlement orders concerning the Account originated by such third party without the prior written consent of Trustee and the Company.

     7.   Control.
          -------

          Securities Intermediary will comply with entitlement orders originated by Trustee concerning the Account without further consent by the Company.
Except as otherwise provided in Section 5 and 6 above, Securities Intermediary shall make trades of financial assets held in the Account at the instruction of the Company, or its authorized representatives, and comply with entitlement orders concerning such trades from the Company, or its authorized representatives in any of the permitted investments set forth on Exhibit B
                                                                 ---------
hereto, until such time as Trustee delivers a written notice to Securities Intermediary which states that Trustee is exercising exclusive control over the Account. Such notice is referred to herein as the "Notice of Exclusive Control." After Securities Intermediary receives a Notice of Exclusive Control, it will immediately cease complying with all instructions or entitlement orders concerning the Account originated by the Company or its representatives.

     8.   Statements, Confirmations and Notices of Adverse Claims.
          -------------------------------------------------------

          Securities Intermediary will send copies of all statements, confirmations and other correspondence concerning the Account simultaneously to each of the Company and Trustee at the addresses set forth in the heading of this Agreement. If any person asserts any lien, encumbrance or adverse claim against the Account or in any financial asset carried therein, Securities Intermediary will promptly notify the Company and Trustee thereof.

     9.   Securities Intermediary and Escrow Agent
          ----------------------------------------

               (a) Except for advancing margin or other credit to the Company in violation of Section 6 above, Securities Intermediary shall have no responsibility or liability to Trustee for making trades of financial assets held in the Account at the instruction of the Company, or its authorized representatives, or complying with entitlement orders in accordance with Section 5 above concerning the Account from the Company, or its authorized representatives, which are received by Securities Intermediary before Securities Intermediary receives a Notice of Exclusive Control. Securities Intermediary shall have no responsibility or liability to the Company for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Account originated by Trustee. Securities Intermediary shall have no duty to investigate or make any determination as to whether the conditions for the issuance of a Notice of Exclusive Control contained in any agreement between the Company and the Trustee have occurred. Neither this Agreement nor the Security

     Agreement imposes or creates any obligation or duty of Securities Intermediary other than those expressly set forth herein.

               (b) The Escrow Agent, in its capacity as such, shall have no duties or responsibilities, including, without limitation, a duty to review or interpret the Indenture, except those expressly set forth herein.
     Except for this Agreement, the Escrow Agent, in its capacity as such, is not a party to, or bound by, any agreement that may be required under, evidenced by, or arise out of the Indenture.

               (c) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to the Deposits, which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by a joint written instruction of the Company and the Trustee or by order of a court of competent jurisdiction. The Escrow Agent shall be protected in acting upon any notice, request, waiver, consent, receipt or other document reasonably believed by the Escrow Agent to be signed by the proper party or parties.

               (d) The Escrow Agent, in its capacity as such, shall not be liable for any error or judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct, and the Escrow Agent shall have no duties to anyone except the Company and the Trustee and their respective successors and permitted assigns.

               (e) The Escrow Agent may consult legal counsel in the event of any dispute or question as to the construction of this Agreement, or the Escrow Agent's duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected with respect to any action taken or omitted in good faith in accordance with the opinion and instructions of counsel.

               (f) In the event of any disagreement between the undersigned or any of them, and/or any other person, resulting in adverse claims and demands being made in connection with or for the Deposits, the Escrow Agent shall be entitled at its option to refuse to comply with any such claim or demand, so long as such disagreement shall continue, and in so doing the Escrow Agent shall not be or become liable for damages or interest to the undersigned or any of them or to any person named herein for its failure or refusal to comply with such conflicting or adverse demands. The Escrow Agent shall be entitled to continue so to refrain and refuse so to act until all differences shall have been resolved by agreement and the Escrow Agent shall have been notified thereof in writing signed by the Company and the Trustee. In the event of such disagreement which continues for ninety
     (90) days or more, the Escrow Agent in its discretion may, but shall be under no obligation to, file a suit in interpleader for the purpose of having the respective rights of the claimants adjudicated and may deposit with the court all documents and property held hereunder. The Company agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Escrow Agent in such action, including reasonable attorneys' fees and disbursements.

               (g) The Escrow Agent is hereby indemnified by the Company from all losses, costs and expenses of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, unless such losses, costs or expenses shall have been caused by the Escrow Agent's willful misconduct or gross negligence. Such indemnification shall survive termination of this Agreement until extinguished by any applicable statute of limitations.

               (h) The Escrow Agent, in its capacity as such, does not have any interest in the Deposits deposited hereunder but is serving as escrow holder only and having only possession thereof. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

               (i) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by giving written notice of its resignation to the parties hereto at least thirty (30) days prior to the date specified for such resignation to take effect. Upon the effective date of such resignation, the Deposits shall be delivered by it to such successor escrow agent or as otherwise shall be instructed in writing by the Company and the Trustee, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. If at that time the Escrow Agent has not received such instruction, the Escrow Agent's sole responsibility after that time shall be to safekeep the Deposits until receipt of a designation of successor Escrow Agent, or a joint written instruction as to disposition of the Deposits by the Company and the Trustee or a final order of a court of competent jurisdiction mandating disposition of the Deposits.

               (j) The Escrow Agent hereby accepts its appointment and agrees to act as escrow agent under the terms and conditions of this Agreement and acknowledges receipt of the Deposits. The Company agrees to pay to the Escrow Agent as payment in full for its services hereunder the Escrow Agent's compensation set forth in Exhibit C hereto. The Company further
                                       ---------
     agrees to reimburse the Escrow Agent for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Escrow Agent in the performance of its duties hereunder (including reasonable fees, and out-of-pocket expenses and disbursements, of its counsel).

     10.  Tax Reporting.
          -------------

          All items of income, gain, expense and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Company.

     11.  Customer Agreement.
          ------------------

          This Agreement supplements the Customer Agreement between Securities Intermediary and the Company. In the event of a conflict between this Agreement and the Customer Agreement, the terms of this Agreement will prevail.
Regardless of any provision in the Customer Agreement, New York shall be deemed to be the Securities Intermediary's location for the purposes of this Agreement and the perfection and priority of Trustee's security interest in the Account.

     12.  Termination.
          -----------

          The rights and powers granted herein to Trustee have been granted in order to perfect its security interest in the Account, are powers coupled with an interest and will neither be affected by the bankruptcy or insolvency of the Company nor by the lapse of time. The obligations of Securities Intermediary under Sections 5, 6, 7 and 8 above shall continue in effect until the security interest of Trustee in the Account has been terminated pursuant to the terms of the Security Agreement and Trustee has notified Securities Intermediary of such termination in writing. Upon receipt of such notice, the obligations of Securities Intermediary under Sections 5, 6, 7 and 8 above with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, Trustee shall have no further right to originate entitlement orders concerning the Account and Securities Intermediary may take such steps as the Company may request to vest full ownership and control of the Account in the Company, including, but not limited to, transferring all of the financial assets and credit balances in the Account to another securities account in the name of the Company or its designee.

     13.  Miscellaneous
          -------------

          13.1.  This Agreement.  This Agreement, the schedules and exhibits
                 --------------
hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties hereto with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

          13.2.  Amendments.  No amendment, modification or termination of  this
                 ----------
Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

          13.3.  Severability.  If any term or provision set forth in this
                 ------------
Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

          13.4.  Successors.  The terms of this Agreement shall be binding upon,
                 ----------
and shall inure to the benefit of, the parties hereto and their respective corporate successors or assigns.

          13.5.  Rules of Construction.  In this Agreement, words in the
                 ---------------------
singular number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word "or" is disjunctive but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement. Except as otherwise defined herein all terms herein shall have the meanings ascribed thereto in Article 8 of the Code.

          13.6.  Notices.  Notices.  Any notice other communication by the
                 -------
Company, the Trustee or the Securities Intermediary to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested) telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company:

c/o Hollywood Casino Corporation
Two Galleria Tower, Suite 2200
13455 Noel Road, LB 48
Dallas, Texas  75240
Telecopier No.:  (214) 386-7411

          With a copy to:

Weil, Gotshal & Manges LLP
100 Crescent Court, Suite 1300
Dallas, Texas  75201
Telecopier No.:  (214) 746-7777

          If to the Trustee:

State Street Bank and Trust Company
Two International Place, 4th Floor
Boston, Massachusetts  02110
Attention:  Corporate Trust Administration

          If to the Securities Intermediary:

State Street Bank and Trust Company
Two International Place, 4th Floor
Boston, Massachusetts  02110
Attention:  Corporate Trust Administration

          The Company, the Trustee or the Securities Intermediary by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          13.7.  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

          13.8.  Choice of Law.  The parties hereto agree that certain material
                 -------------
events, occurrences and transactions relating to this Agreement bear a reasonable relationship to the State of New York. The validity, terms, performance and enforcement of this Agreement shall be governed by the laws of the State of New York which are applicable to agreements which are executed, delivered and performed in that State.

                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Parties hereto have caused this Escrow and Control Agreement to be duly executed as of the day and year first above written.


                                        HOLLYWOOD CASINO CORPORATION

                                        By:  /s/ Paul C. Yates
                                            -------------------------------
                                            Paul C. Yates
                                            Executive Vice President and
                                            and Chief Financial Officer


                                        STATE STREET BANK AND TRUST COMPANY,
                                        as Trustee

                                        By:  /s/ Robert J. Dunn
                                            -------------------------------
                                            Robert J. Dunn
                                            Vice President


                                        STATE STREET BANK AND TRUST COMPANY,
                                        as Escrow Agent and Securities
                                        Intermediary

                                        By:  /s/ Robert J. Dunn
                                            -------------------------------
                                            Robert J. Dunn
                                            Vice President

                                   EXHIBIT A
                                   ---------

                              Customer Agreement

                                  (attached)

                   [LETTERHEAD OF STATE STREET APPEARS HERE]

                                April 20, 1999

Donald A. Shapiro
Associate General Counsel
Hollywood Casino Corporation
Via Fax 972/716-3903

        Re: Trustee, Registrar, Paying, Depositary/Tender and Escrow Agent $350,000,000 Secured Notes
             Hollywood Casino Corporation

Dear Donald:

State Street Bank and Trust Company is pleased to serve as Trustee on the above referenced note issue. Our fees will follow on the attached pages.

Please add to the distribution of the Offering Memorandum and documents the following individuals:

        Robert Dunn                             Leslie Davenport, Esq.
        State Street Bank and Trust Company     Shipman & Goodwin
        Two International Place                 One American Row
        Boston, MA 02110                        Hartford, CT 06103
        617/664-5219                            860/251-5918
        617/664-5151 fax                        860/251-5999 fax

Also, please send the Offering Memorandum to myself and Steve Caron, State Street Bank and Trust Company, Two International Place, Boston, MA 02110.

The transaction underlying this proposal, and all related legal documentation, is subject to review and acceptance by State Street in accordance with its policies and procedures. Should the actual transaction materially differ from the assumptions used herein, State Street reserves the right to modify this proposal. In the event that the subject transaction fails to close for reasons beyond the control of State Street, the party requesting these services agrees to pay State Street's acceptance fees, legal fees and out-of-pocket expenses.

Should you have any questions you may contact me at 860/244-1872.

                                                Very truly yours,
                                                /s/ F W McDonald
                                                Frank W. McDonald
                                                Vice President

cc:     Pamela Kelley, Esq., Latham & Watkins
        Rod Miller, Esq., Weil, Gotschal

                                     [STATE STREET LETTERHEAD LOGO APPEARS HERE]

Hollywood Casino Corporation
Schedule of Fees
page 2

                      State Stret Bank and Trust Company
            Fee Proposal for acting as Trustee, Registrar, Paying,
                      Depositary/Tender and Escrow Agent
                          $350,000,000 Secured Notes
                         Hollywood Casino Corporation

Acceptance Fee                                          $5,000
-------------

Our Acceptance Fee encompasses all administrative and operational activities necessary to close the transaction. It includes but is not limited to the following:

        . Review and comment on all agreements and documents delivered at the closing.

        . Preparation and delivery of any closing documents requested of the Trustee.

        . Establishment of the files and records necessary to carry out the duties of the Trustee throughout the life of the transaction.

        . Attendance at the pre-closing and closing. Please note tht out-of pocket for transportation, meals and accommodations will be billed as incurred in addition to the quoted acceptance fee.

        . Assistance to all professionals involved in the transaction to assure a timely and successful closing.

Annual Administrative Fee                               $8,000
-------------------------

Our Annual Administrative Fee encompasses the day to day discharge of our duties and responsibilities in acting as Trustee. It includes but is not limited to the following:

        . Maintenance of all records and files required of the Trustee pursuant to the operative documents.

        . Compliance with all Indenture provisions which require Trustee action.

        . Establishment of cash accounts and the proper administration of such as described by the agreements.

        . Prompt response to inquiries from bondholders and other interested parties to the financing.

        .  Rendering of periodic statements and reports as required.

                                     [STATE STREET LETTERHEAD LOGO APPEARS HERE]

Hollywood Casino Corporation
Schedule of Fees
page 3

        . Receipt and appropriate distribution of certificates and financial statements as required.

        . Preparation and delivery of Trustee reports required by the Trust Indenture Act of 1939 as amended.

Annual Registrar and Paying Agent Fee          Waived
-------------------------------------

Our Registrar Fee includes the following services:

        . Maintenance of bondholder name, address, and tax payer identification number

        .  Distribution of debt service payments

        .  Reconciliation of paying agent accounts

        . Issuance and mailing of 1099, 1099 B's and other required tax information

        .  Completion and delivery of all necessary SEC reports

Depositary Agent Fee                           $4,000
-------------------

Escrow Agent Fee                               $1,500
----------------

Investment Fee                                 $65 per security purchased
--------------                                 (i.e. Treasuries, Agencies, etc.)

        Investment in State Street
        Investment Vehicles                    40 Basis Points (.0040) of the
                                               average daily net assets

                Investment Vehicles
                -------------------
                SSgA Prime Money Market Fund
                SSgA US Treasury Money Market Fund
                SSgA Tax Free Money Market Fund

        State Street Insured Money             No transaction fee
        Market (1MMA)

Notes
-----

Trustee counsel fees and out of pocket expenses will be billed as incurred.

                                   EXHIBIT B
                                   ---------

                             Permitted Investments

1. Securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities no later than the earlier of one year from the date of acquisition thereof and January 31, 2000.

2. Certificates of deposit and eurodollar time deposits with maturities no later than the earlier of one year from the date of acquisition thereof and January 31, 2000, bankers' acceptances with maturities not exceeding the lesser of six months and the number of days prior to January 31, 2000, and overnight bank deposits, in each case, with any lender party to any Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thomson Bank Watch Rating of "B" or better.

3. Repurchase obligations with a term of not more than seven days (but in no event to be outstanding beyond January 31, 2000) for underlying securities of the types described in 1 and 2 above entered into with any financial institution meeting the qualifications in 2 above.

4. Commercial paper rated at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. or at least A-1 or the equivalent thereof by Standard & Poor's Rating Services and in each case maturing no later than one year after the date of acquisition thereof and January 31, 2000.

5.   Money market funds at least 95% of which constitute investments of the
     types described   in 1-4 above.

                                   EXHIBIT C

                              Escrow Agent's Fee
                              ------------------

                                   $1500.00

                                   EXHIBIT D

                            PERMITTED ENCUMBRANCES
                            ----------------------

          1. Liens on the assets of the Company and any Guarantor created by the Indenture and the Collateral Documents securing the Notes and the Note Guarantees;

          2.   Liens in favor of the Company or the Guarantors;

          3. Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

          4. Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

          5. Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          6.   Liens to secure Indebtedness permitted by clause (a) of Section
4.09 of the Indenture covering only inventory and accounts receivable;

          7. Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (d) of the second paragraph of Section 4.09 of the Indenture covering only the assets acquired with such Indebtedness;

          8.   Liens of record on the date of the Indenture;

          9. Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor;

          10. Liens arising from UCC financing statements regarding property leased by the Company or any of its Restricted Subsidiaries;

          11. Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law or in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if:

          (a) the underlying Obligations are not overdue for a period of more than 60 days, or

          (b) such Liens are being contested in good faith and by appropriate proceedings by the Company and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP, and

          (c) the Company is in compliance with the terms of the security documents applicable to such Liens;

          12. A Lien on a vessel to secure FF&E Financing or Capital Lease Obligations in accordance with Section 4.09(d) of the Indenture where (a) the creditor under such FF&E Financing or Capital Lease Obligations agrees to release such Lien upon satisfaction of the Obligations under such FF&E Financing or Capital Lease Obligations, (b) the creditor under such FF&E Financing or Capital Lease Obligations agrees to release such Lien upon payment of the proceeds from the sale of such vessel attributable to such FF&E Financing or Capital Lease Obligations, (c) the creditor under such FF&E Financing or Capital Lease Obligations acknowledges that such Lien does not create rights on the hull or other equipment constituting such vessel, but shall be limited to the FF&E specifically identified in such creditor's financing or lease and Lien documents, (d) such Lien is expressly subject and subordinate to the Liens granted in favor of the Trustee, (e) the creditor under such FF&E Financing or Capital Lease Obligations agrees to promptly notify the Trustee of the occurrence of any event of default under such creditor's financing or lease documents, and (f) the creditor under such FF&E Financing or Capital Lease Obligations acknowledges and agrees that it has no right to possess or use such vessel or anything on board such vessel, except for its right to come on board the vessel to inspect the related FF&E and, after the occurrence and continuance of an event of default under such creditor's financing or lease documents, to remove or repossess the subject FF&E, provided that such creditor's efforts to remove or repossess such FF&E shall be commercially reasonable and shall not damage the vessel, its hull or any other equipment constituting such vessel.

          13. Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations that do not exceed Five Million Dollars ($5,000,000) at any one time outstanding.

          14. Liens incurred and pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and Social Security benefits.